Exhibit 32.1
Certification Of Periodic Financial Report Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
      In connection with the Annual Report on Form 10-K/A (Amendment No.1) for the period ended December 31, 2004 of Covanta Energy Corporation (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Anthony J. Orlando, as Chief Executive Officer of Covanta, hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Covanta; and
      This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by Covanta for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
      A signed original of this written statement has been provided to Covanta and will be retained by Covanta and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Anthony J. Orlando

Anthony J. Orlando,
Chief Executive Officer
Date: April 22, 2005